UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  December 1, 2010

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1312 North Monroe, Suite 750 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

Effective December 1, 2010, Mr. Matthew J. Riedel was appointed to the Board of Directors of Global MobileTech, Inc.

Matthew J. Riedel graduated from Wichita State University in 1988 with a Bachelor of Science Degree in Business Administration.  Subsequently, he held supervisory and sales positions within the financial services industry at Ford Motor Credit and Prudential.  With Ford, his activities included collections and auditing wholesale floor plans in the North Chicago area and assisting with the start up of a new call center in Omaha where he was a supervisor.  Since late 1994, he has held progressive management roles with three multi-channel retailers, the Spiegel Group, MSC Industrial Direct, and Collections Etc. He has been a Contact Center Manager with Collections Etc. since 2006.  He has been involved in many initiatives, and he has experience with cost accounting, sales, project and program management, quality assurance, training and outsourced operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: December 1, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO